                                                                    EXHIBIT 99.1
                                                                    ------------

[OPTICARE HEALTH SYSTEMS, INC. LOGO]

                                  Contact: Christopher J. Walls, General Counsel
                                  OptiCare Health Systems, Inc.
                                  (203) 596-2236

FOR IMMEDIATE RELEASE

          OPTICARE ANNOUNCES ITS EXPECTED RESTATEMENT OF 2003 FINANCIAL
           STATEMENTS TO REFLECT THE RECLASSIFICATION OF ITS LONG TERM
         DEBT, THE AMENDED TERMS OF ITS LOAN AGREEMENT AND ITS DELAY IN
              FILING FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2004

WATERBURY, Conn., August 23, 2004 -- OptiCare Health Systems, Inc. (Amex: OPT)
announced today that it has conducted a preliminary review of the classification of its long term debt in its previously reported financial statements for the year ended December 31, 2003 and that the filing of its Form 10-Q for the quarter ended June 30, 2004 will be delayed pending completion of this review and the previously announced review of its accounting for inventory and the restatement of its financial statements for the quarter ended March 31, 2004.

The company now believes its classification as a long term liability of approximately $9.7 million and approximately $1.6 million as of December 31,
2003 and December 31, 2002, respectively, owed under its loan agreement with its senior lender, should be classified as a current liability. In its Form 10-K for the year ended December 31, 2003, the company reported current portions of long-term debt of approximately $1.1 million and approximately $1.3 million as of December 31, 2003 and December 31, 2002, respectively, and long-term debt of approximately $11.5 million and approximately $2.6 million as of December 31,
2003 and December 31, 2002, respectively. The company expects current portions of long-term debt will be approximately $10.8 million and approximately $2.8 million as of December 31, 2003 and December 31, 2002, respectively, and long term debt will be approximately $1.8 million and approximately $1.0 million as of December 31, 2003 and December 31, 2002, respectively. Accordingly, the company expects to restate its previously reported financial statements for the year ended December 31, 2003 to reflect the reclassification of the debt. The company does not expect any change in the net income or loss available to common stockholders as originally reported for such periods as a result of the expected restatement. The Company's management now believes that the amounts outstanding pursuant to certain provisions contained in the credit facility should have been classified as current liabilities rather than long-term debt, pursuant to the provisions of consensus 95-22 issued by the Financial Accounting Standards
Board's Emerging Issues Task Force.

Based upon the review and the expected restatement, the company concluded on
August 17, 2004, that the company's previously reported financial statements for the year ended December 31, 2003 should no longer be relied upon pending the filing of its amended Annual Report on Form 10-K for the year ended December 31,
2003 which the company expects to file with the Securities and Exchange
Commission by September 3, 2004.

The Company has notified and discussed this matter with its independent registered public accounting firm.

The company previously filed a Form 12b-25 with the Securities and Exchange
Commission which extended the due date of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 from August 16, 2004 to August 23, 2004. The company, however, is delaying the filing of the Form 10-Q to assess the impact of this restatement and the previously announced restatement of its March 31,
2004 financial statements on the disclosure in the Form 10-Q before it is filed with the Securities and Exchange Commission. The company expects to file the
Form 10-Q as soon as practicable after completion of these restatements, which the company expects to complete by September 3, 2004.

The company anticipates that in its consolidated statement of operations for the quarter ended June 30, 2004, it will report total net revenues for the six months ended June 30, 2004 of approximately $60.3 million, down from approximately $63.4 million for the six months ended June 30, 2003. Total net revenues for the three months ended June 30, 2004 is estimated at approximately
$30.8 million, down from approximately $32.0 million for the three months ended
June 30, 2003. These decreases in total net revenues principally resulted from decreased revenues at Wise Optical and the Buying Group and lost revenues from terminated contracts related to Managed Vision. Loss from continuing operations for the six months ended June 30, 2004 is estimated at approximately $1million, down from approximately $2.0 million for the six months ended June 30, 2003.
Loss from continuing operations for the three months ended June 30, 2004 is estimated at approximately $0.1 million, down from approximately $2.2 million for the three months ended June 30, 2003. These decreases in loss from continuing operations principally resulted from the company's efforts to improve operating results at Wise Optical and the resulting decrease in expenditures.
Net loss to common stockholders for the six months ended June 30, 2004 is estimated at approximately $2.3 million, which is equal to the net loss to common stockholders of $2.3 million for the six months ended June 30, 2003. Net loss to common stockholders for the three months ended June 30, 2004 is estimated at approximately $1.1 million, down from approximately $2.3 million for the three months ended June 30, 2003. These decreases in net loss to common stockholders principally resulted from the company's efforts to improve operating results at Wise Optical and the resulting decrease in expenditures.

Additionally, the company stated that on August 16, 2004, the company amended the terms of its loan agreement with its senior lender. In connection with the amendment, the company received a waiver from its senior lender for any non-compliance with the minimum fixed charge ratio covenant under the loan agreement as of March 31, 2004, April 30, 2004, May 31, 2004 and June 30, 2004
as a result of the restatement of its March 31, 2004 financial statements. The amendment also amended the loan agreement with its senior lender to, among other things,

extend the maturity date of the revolving credit facility from January 25, 2006 to January 25, 2007, (ii) provide access to a $2.0 million temporary over-advance bearing interest at prime plus 5 1/2%, and in no event less than
6%, which is to be repaid in eleven monthly installments of $100,000 commencing on October 1, 2004 with the remaining balance to be repaid in full by August 31,
2005, which is guaranteed by the company's major stockholder, Palisade
Concentrated Equity Partnership, L.P., (iii) change the fixed charge ratio covenant from 1.5 to 1 to not less than 1 and to extend the next test period for this covenant to March 31, 2005, (iv) decrease the minimum tangible net worth financial covenant from $(2.0) million to $(3.0) million and (v) add a debt service coverage ratio covenant of between 0.7 to 1.0 beginning October 31, 2004 through February 28, 2005. In addition, the waiver and amendment increased the termination fee payable if the company terminates the revolving credit facility by 2% and increased the yield maintenance amount payable, in lieu of the termination fee, if the Company terminates the revolving credit facility pursuant to a refinancing with another commercial financial institution, by 2%.
The yield maintenance amount was also changed to mean an amount equal to the difference between (i) the all-in effective yield which could be earned on the revolving balance through January 25, 2007 and (ii) the total interest and fees actually paid to its senior lender on the revolving credit facility prior to the termination or repayment date. The company paid its senior lender $25,000 in financing fees in connection with this waiver and amendment.

ABOUT OPTICARE HEALTH SYSTEMS, INC.

OptiCare Health Systems, Inc. is an integrated eye care services company focused on vision benefits management, the distribution of products and software services to eye care professionals, and consumer vision services, including medical, surgical and optometric services and optical retail.

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
These statements include, but are not limited to, the expected outcome of the review, the expectation of restating the company's financial statements, the expected impact of a restatement on the company's financial statements, including, but not limited to, the expectation that the restatement will not change the net income or loss available to common stockholders as originally reported and the expected classification of the company's debt to its senior lender, the expected timing of restating the company's financial statements and filing the Form 10-Q, the expected financial results for the three and six months ended June 30, 2004, as well as other statements containing words such as
"plan," "anticipate," "expect," "intend," "believe," "will," or similar expressions. The company's actual results could differ materially from those expressed or indicated by any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the results of the ongoing review, the impact of the expected restatement, the reaction of the company's stockholders, customers, venders and lenders to the review and anticipated restatement, the risk that the company may not be able to improve cash flow, may not be able to successfully integrate its acquisitions, to retain and attract qualified employees, the impact of current and future governmental regulations in existing lines of business, the company's ability to successfully and profitably manage its operations and growth of the operations, if any, the

risks related to managed care contracting, and the ability of the company to successfully raise capital on commercially reasonable terms, if at all.
Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ending December 31, 2003. Forward-looking statements speak only as of the date they are made, and the company undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.

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